UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 19, 2013

CHINANET ONLINE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

+86-10-51600828
(Registrant’s telephone number, including area code)
N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Business Opportunity Online (Beijing) Network Technology Co., Ltd. (the “Business Opportunity Online”), one of the indirect wholly owned variable interest entities of ChinaNet Online Holdings, Inc. (the “Company” or “Registrant”), Handong Cheng, Chairman and CEO of the Company, and Jinbo Yao, Legal Representative of Beijing 58 Information Technology Co., Ltd. (the “Beijing 58”) have been named as defendants in a civil lawsuit filed in the PRC.  The action was filed by Xuanfu Liu, an approximate 34% shareholder of the Company, on October 19, 2013, in the Xiaogan City Xiaonan District People’s Court in Hubei Province, China.  The complaint alleges that Mr. Cheng abused operation and management rights and that Mr. Cheng’s disposition of equity interests that Business Opportunity Online held in Beijing 58 (the “Equity Interests”), without the consent of the plaintiff, was an act of infringement and in violation of the articles of association of Business Opportunity Online and Chinese corporate law.  The complaint seeks a court order to declare the contract allegedly entered into by and between Mr. Cheng, on behalf of Business Opportunity Online, and Mr. Yao, null and void.  The Company denies all of the allegations against it and intends to defend vigorously against the lawsuit.  The Company currently cannot estimate the amount or range of possible losses from this litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2013	CHINANET ONLINE HOLDINGS, INC.

By:	/s/ Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer